UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2016
Date of Report (Date of earliest event reported)

TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2016, John Caldwell notified the Board of Directors (the "Board") of TASER International, Inc. (the “Company”) that he will not seek re-election as a director at the Company's 2016 Annual Meeting of Shareholders (the "Annual Meeting"). Mr. Caldwell will continue to serve as a director until the Annual Meeting. In connection with Mr. Caldwell's notification that he will not seek re-election, the Board passed a resolution reducing the size of the Board to seven directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 17, 2016, the Board approved amendments to Section 2.12 of the Company's Bylaws with respect to actions by written consent of stockholders. Prior to the amendments, actions by written consent required the signature of all stockholders entitled to vote on the matter. The amendments allow for actions required or permitted to be taken by the holders of common stock of the Company to be effected by written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware; provided that such action is effected in accordance with the provisions of Section 2.12 of the Bylaws and applicable law. The foregoing description is qualified in its entirety by reference to the full text of the amended Section 2.12, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Exhibit Description
3.2	Amended Section 2.12 of the Company's Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2016	TASER International, Inc.
	By:	/s/ DOUGLAS E. KLINT
Douglas E. Klint
SVP, General Counsel